Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2018 Third Quarter Financial Results
Highlights for the Third Quarter of Fiscal Year 2018 (all comparisons in this document refer to the second quarter of fiscal year 2018, except as noted)

•	Net income was $45.9 million, or $0.78 per diluted share, for the quarter, compared to net income of $40.5 million, or $0.69 per diluted share

•	Net interest margin and adjusted net interest margin[1,2] were 3.97% and 3.94%, increases of 5 and 8 basis points, respectively

•	The efficiency ratio[1] was reduced to 45.8% for the quarter and 46.7% for fiscal year-to-date

•	Total loans increased $41.5 million, or 0.4%, to $9.38 billion, bringing fiscal year-to-date growth to $411.3 million, or 4.6%

•	Total deposits grew to $9.59 billion, an increase of $198.4 million, or 2.1%, for the quarter and $607.7 million, or 6.8%, for fiscal year-to-date

•	Key asset quality metrics including nonaccrual loans, watch loans and other repossessed property improved during the quarter, while net charge-offs remained stable and substandard loans grew slightly

Sioux Falls, SD - July 26, 2018 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $45.9 million, or $0.78 per diluted share, for the third quarter of fiscal year 2018, compared to net income of $40.5 million, or $0.69 per diluted share.
"It is pleasing to see another quarter of solid earnings, stable asset quality and strong profitability," said Ken Karels, Chairman, President and Chief Executive Officer. "Our efficiency ratio remains strong at 45.8% for the quarter, and also our return on tangible common equity1, has improved to 17.7%."
Net Interest Income and Net Interest Margin2
Net interest income was $106.4 million for the quarter, an increase of $4.2 million, or 4.1%. Higher loan interest income, driven by 1.7% growth in average loans outstanding and a 15 basis point increase in the yield on loans, was partially offset by higher interest expense associated with a 13 basis point increase in the cost of deposits.
Net interest margin was 3.97% and 3.92%, respectively, for the quarters ended June 30, 2018 and March 31, 2018. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.94% and 3.86%, respectively, for the same periods. The yield on interest-earning assets increased by 15 basis points and the cost of interest-bearing liabilities increased by 11 basis points. A $0.8 million reduction in the cost of interest rate swaps was the primary driver of a more pronounced increase in adjusted net interest margin1 compared to net interest margin.
Total loans outstanding were $9.38 billion as of June 30, 2018, an increase of $41.5 million, or 0.4%, for the quarter. The majority of the growth during the quarter occurred in the commercial real estate ("CRE") category of the portfolio, across both non-owner and owner occupied segments, which increased by $61.7 million, partially offset by a decrease of $16.8 million in the commercial non-real estate category of the portfolio.
Total deposits grew to $9.59 billion as of June 30, 2018, an increase of $198.4 million, or 2.1%, during the quarter. Noninterest-bearing deposits were $1.79 billion, a 3.3% decrease, for the quarter and interest-bearing deposits were $7.79 billion, a 3.4% increase for the quarter. FHLB and other borrowings decreased by $216.0 million, or 39.2%, as a result of deposit funding being more cost effective during the June quarter.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $3.5 million for the quarter, a decrease of $1.4 million, or 28.3%. Net charge-offs for the quarter were $4.0 million, or 0.17% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the CRE and agriculture segments of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans was 0.69% at June 30, 2018, a decrease from 0.70%.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Included within total loans are approximately $888.2 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $7.4 million of the fair value adjustment for these loans relates to credit risk, or 0.08% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.21% of total loans.
At June 30, 2018, loans graded "Watch" decreased $18.9 million, or 6.4% while loans graded "Substandard" increased $16.7 million, or 6.6%. Nonaccrual loans were $127.3 million as of June 30, 2018, representing a decrease of $4.0 million during the quarter. Total other repossessed property balances were $10.2 million as of June 30, 2018, a decrease of $6.5 million, or 38.9%, due to four larger holdings sold during the quarter.
Total credit-related charges decreased compared to the previous quarter and the first nine months of fiscal year 2017. A summary of total credit-related charges incurred during the current, prior and comparable quarters and current and prior nine-month periods is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	June 30, 2017
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$12,972	$16,854	$3,515	$4,900	$5,796
Net other repossessed property charges	Net loss on repossessed property and other related expenses	1,519	1,208	305	1,000	152
Reversal (recovery) of interest income on nonaccrual loans	Interest income on loans	1,126	233	216	(157)	332
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	197	(4)	(123)	1,358	(293)
Total		$15,814	$18,291	$3,913	$7,101	$5,987
Noninterest Income
Noninterest income was $18.9 million for the third quarter of fiscal year 2018, an increase of $0.2 million, or 1.1%. Included within noninterest income is the net effect of the change in fair value loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives which generated a $1.3 million favorable change over the prior quarter. Service charges and other fees increased by $0.6 million primarily related to increases in credit card interchange income and net overdraft and non-sufficient funds income. Other income declined by $1.8 million due to a nonrecurring $2.6 million sign on bonus for a new contract recognized in the prior quarter, partially offset by a $0.9 million gain on the sale of stock shares held in the current quarter.
Noninterest Expense
Total noninterest expense was $57.9 million for the third quarter of fiscal year 2018, a decrease of $1.3 million, or 2.2%. In the prior quarter, noninterest expense included an estimated one time breakage cost on a prior contract of $2.3 million. Excluding this item, noninterest expenses increased $1.0 million, or 1.7% during the quarter. This increase was driven by a $1.5 million increase in salaries and employee benefits due to increases in health care costs of $0.4 million, pension expense of $0.3 million and employee related consulting fees of $0.4 million, partially offset by a $0.7 million decrease in net loss on repossessed property.
The efficiency ratio1 was 45.8% for the quarter, a decrease from 48.6%, as a result of a nonrecurring sign on bonus for a new contract recognized in the prior quarter offset by an estimated one time breakage cost on a prior contract as discussed in noninterest income and expense above.
Provision for Income Taxes
The provision for income taxes for the quarter ended June 30, 2018 was $16.4 million, reflecting an effective tax rate of 26.3%, compared to an effective tax rate of 26.6% for the prior quarter.
Capital
Tier 1 and total capital ratios were 11.8% and 12.8%, respectively, as of June 30, 2018, compared to 11.5% and 12.5%. The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.0% and 10.6% as of June 30, 2018 compared to 10.7% and 10.4%, respectively. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."

Exhibit 99.1

On July 26, 2018, the Company’s Board of Directors declared a dividend of $0.25 per common share payable on August 22, 2018 to stockholders of record as of close of business on August 10, 2018. The aggregate dividend payment will be approximately $14.7 million.
Business Outlook
"We remain positive looking ahead to the last quarter of our 2018 fiscal year. Loan demand is solid and we remain confident loan growth will be in the mid to high single digit range for the full fiscal year," added Karels. "We also have had continued success in recruiting new talent to the company and look forward to entering a number of new markets during the next twelve months."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2018 on Thursday, July 26, 2018 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 9, 2018. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10121658. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and in the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$361,514	$327,929	$126,146	$118,849	$116,519	$115,185	$110,713
Interest expense	50,756	31,928	19,745	16,680	14,332	13,391	11,671
Noninterest income	54,355	48,474	18,939	18,742	16,674	14,740	17,327
Noninterest expense	171,875	161,312	57,863	59,144	54,868	55,332	54,922
Provision for loan and lease losses	12,972	16,854	3,515	4,900	4,557	4,685	5,796
Net income	115,636	107,125	45,874	40,532	29,230	37,662	35,060
Adjusted net income ¹	$129,222	$107,565	$45,874	$40,532	$42,816	$37,662	$35,060
Common shares outstanding	58,911,563	58,761,597	58,911,563	58,896,189	58,896,189	58,834,066	58,761,597
Weighted average diluted common shares outstanding	59,134,635	59,065,402	59,170,058	59,146,117	59,087,729	59,914,144	59,130,632
Earnings per common share - diluted	$1.96	$1.81	$0.78	$0.69	$0.49	$0.64	$0.59
Adjusted earnings per common share - diluted ¹	$2.19	$1.82	$0.78	$0.69	$0.72	$0.64	$0.59

Performance Ratios:
Net interest margin (FTE) ¹ ²	3.93%	3.89%	3.97%	3.92%	3.89%	3.93%	3.92%
Adjusted net interest margin (FTE) ¹ ²	3.87%	3.73%	3.94%	3.86%	3.80%	3.82%	3.79%
Return on average total assets ²	1.32%	1.26%	1.55%	1.40%	1.00%	1.30%	1.25%
Return on average common equity ²	8.7%	8.5%	10.2%	9.3%	6.6%	8.6%	8.2%
Return on average tangible common equity ¹ ²	15.2%	15.5%	17.7%	16.2%	11.6%	15.2%	14.8%
Efficiency ratio ¹	46.7%	46.3%	45.8%	48.6%	45.8%	47.1%	46.7%

Capital:
Tier 1 capital ratio	11.8%	11.5%	11.8%	11.5%	11.3%	11.4%	11.5%
Total capital ratio	12.8%	12.6%	12.8%	12.5%	12.3%	12.5%	12.6%
Tier 1 leverage ratio	10.6%	10.3%	10.6%	10.4%	10.3%	10.3%	10.3%
Common equity tier 1 ratio	11.0%	10.7%	11.0%	10.7%	10.5%	10.7%	10.7%
Tangible common equity / tangible assets ¹	9.5%	9.2%	9.5%	9.3%	9.2%	9.2%	9.2%
Book value per share - GAAP	$30.84	$29.49	$30.84	$30.37	$30.02	$29.83	$29.49
Tangible book value per share ¹	$18.16	$16.75	$18.16	$17.68	$17.32	$17.11	$16.75

Asset Quality:
Nonaccrual loans	$127,315	$123,641	$127,315	$131,274	$147,325	$138,312	$123,641
Other repossessed property	$10,221	$9,051	$10,221	$16,726	$10,486	$8,985	$9,051
Nonaccrual loans / total loans	1.36%	1.41%	1.36%	1.41%	1.61%	1.54%	1.41%
Net charge-offs (recoveries)	$11,787	$17,282	$3,966	$3,784	$4,037	$5,394	$4,267
Net charge-offs (recoveries) / average total loans ²	0.17%	0.27%	0.17%	0.17%	0.18%	0.24%	0.20%
Allowance for loan and lease losses / total loans	0.69%	0.73%	0.69%	0.70%	0.70%	0.71%	0.73%
Watch-rated loans	$276,001	$298,963	$276,001	$294,873	$287,468	$311,611	$298,963

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands)
Interest income
Loans	$334,196	$301,005	$116,522	$109,993	$107,680	$106,277	$101,593
Investment securities	21,526	19,719	7,471	7,013	7,043	6,592	6,803
Federal funds sold and other	882	728	424	227	231	194	163
Total interest income	356,604	321,452	124,417	117,233	114,954	113,063	108,559
Interest expense
Deposits	40,116	24,596	16,460	12,658	10,998	10,439	9,478
FHLB advances and other borrowings	6,941	4,033	1,963	2,815	2,164	1,787	1,080
Subordinated debentures and subordinated notes payable	3,699	3,299	1,322	1,207	1,170	1,165	1,113
Total interest expense	50,756	31,928	19,745	16,680	14,332	13,391	11,671
Net interest income	305,848	289,524	104,672	100,553	100,622	99,672	96,888
Provision for loan and lease losses	12,972	16,854	3,515	4,900	4,557	4,685	5,796
Net interest income after provision for loan and lease losses	292,876	272,670	101,157	95,653	96,065	94,987	91,092
Noninterest income
Service charges and other fees	37,879	41,983	12,655	12,047	13,178	13,742	14,572
Wealth management fees	6,761	7,116	2,242	2,335	2,185	2,002	2,433
Mortgage banking income, net	4,178	6,130	1,352	1,166	1,660	1,798	1,828
Net gain (loss) on sale of securities	6	44	15	(8)	(1)	32	—
Net (decrease) increase in fair value of loans at fair value	(30,872)	(63,158)	(7,370)	(14,838)	(8,665)	(2,073)	6,060
Net realized and unrealized gain (loss) on derivatives	29,602	51,481	8,093	14,282	7,227	(1,581)	(9,088)
Other	6,801	4,878	1,952	3,758	1,090	820	1,522
Total noninterest income	54,355	48,474	18,939	18,742	16,674	14,740	17,327
Noninterest expense
Salaries and employee benefits	101,661	96,872	35,122	33,672	32,868	31,263	32,868
Data processing and communication	23,251	20,965	7,177	9,190	6,884	7,324	7,370
Occupancy and equipment	15,112	14,812	4,974	5,290	4,848	5,006	4,866
Professional fees	12,564	10,535	4,297	4,027	4,240	4,503	4,141
Advertising	3,441	3,029	1,260	1,121	1,059	954	1,059
Net loss on repossessed property and other related expenses	1,519	1,208	305	1,000	214	541	152
Amortization of core deposits and other intangibles	1,268	1,927	416	426	426	430	538
Acquisition expenses	—	710	—	—	—	—	—
Other	13,059	11,254	4,312	4,418	4,329	5,311	3,928
Total noninterest expense	171,875	161,312	57,863	59,144	54,868	55,332	54,922
Income before income taxes	175,356	159,832	62,233	55,251	57,871	54,395	53,497
Provision for income taxes	59,720	52,707	16,359	14,719	28,641	16,733	18,437
Net income	$115,636	$107,125	$45,874	$40,532	$29,230	$37,662	$35,060

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands)
Assets
Cash and cash equivalents	$294,614	$371,749	$297,596	$360,396	$327,901
Investment securities	1,372,711	1,307,598	1,366,641	1,367,960	1,366,442
Total loans	9,379,819	9,338,306	9,165,373	8,968,553	8,791,852
Allowance for loan and lease losses	(64,688)	(65,139)	(64,023)	(63,503)	(64,214)
Loans, net	9,315,131	9,273,167	9,101,350	8,905,050	8,727,638
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	287,569	300,780	301,971	317,582	305,180
Total assets	$12,009,048	$11,992,317	$11,806,581	$11,690,011	$11,466,184

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,793,293	$1,854,734	$1,932,080	$1,856,126	$1,915,560
Interest-bearing deposits	7,792,025	7,532,233	7,092,105	7,121,487	7,043,542
Total deposits	9,585,318	9,386,967	9,024,185	8,977,613	8,959,102
Securities sold under agreements to repurchase	105,478	103,291	116,884	132,636	123,851
FHLB advances and other borrowings	335,000	551,003	721,009	643,214	471,719
Other liabilities	166,511	162,358	176,630	181,548	178,529
Total liabilities	10,192,307	10,203,619	10,038,708	9,935,011	9,733,201
Stockholders' equity	1,816,741	1,788,698	1,767,873	1,755,000	1,732,983
Total liabilities and stockholders' equity	$12,009,048	$11,992,317	$11,806,581	$11,690,011	$11,466,184

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of				Fiscal year-to-date:
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$733,612	$721,340	$622,985	$538,736	$194,876	36.2%
Owner-occupied CRE	1,360,969	1,341,034	1,317,585	1,219,523	141,446	11.6%
Non-owner-occupied CRE	2,123,002	2,077,424	2,035,987	2,025,326	97,676	4.8%
Multifamily residential real estate	311,863	327,980	319,139	341,220	(29,357)	(8.6)%
Commercial real estate	4,529,446	4,467,778	4,295,696	4,124,805	404,641	9.8%
Agriculture	2,176,318	2,177,020	2,177,383	2,122,138	54,180	2.6%
Commercial non-real estate	1,750,827	1,767,587	1,695,731	1,718,914	31,913	1.9%
Residential real estate	857,848	866,982	924,439	932,892	(75,044)	(8.0)%
Consumer	51,417	55,190	62,872	66,559	(15,142)	(22.8)%
Other ¹	44,187	41,816	45,805	43,207	980	2.3%
Total unpaid principal balance	9,410,043	9,376,373	9,201,926	9,008,515	401,528	4.5%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(30,224)	(38,067)	(36,553)	(39,962)	9,738	(24.4)%
Total loans	$9,379,819	$9,338,306	$9,165,373	$8,968,553	$411,266	4.6%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the three months ended:
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$90,868	$424	1.87%	$58,943	$227	1.56%	$62,187	$163	1.05%
Investment securities	1,357,808	7,471	2.21%	1,365,152	7,013	2.08%	1,398,370	6,803	1.95%
Non ASC 310-30 loans, net ²	9,220,931	114,489	4.98%	9,064,899	108,427	4.85%	8,550,349	100,878	4.73%
ASC 310-30 loans, net	78,471	3,762	19.23%	82,306	3,182	15.68%	113,498	2,869	10.14%
Loans, net	9,299,402	118,251	5.10%	9,147,205	111,609	4.95%	8,663,847	103,747	4.80%
Total interest-earning assets	10,748,078	126,146	4.71%	10,571,300	118,849	4.56%	10,124,404	110,713	4.39%
Noninterest-earning assets	1,152,724			1,155,481			1,154,295
Total assets	$11,900,802	$126,146	4.25%	$11,726,781	$118,849	4.11%	$11,278,699	$110,713	3.94%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,793,784			$1,786,059			$1,815,407
Interest-bearing deposits	6,101,679	$11,705	0.77%	5,929,757	$9,490	0.65%	5,849,998	$7,172	0.49%
Time deposits	1,578,253	4,755	1.21%	1,315,209	3,168	0.98%	1,289,402	2,306	0.72%
Total deposits	9,473,716	16,460	0.70%	9,031,025	12,658	0.57%	8,954,807	9,478	0.42%
Securities sold under agreements to repurchase	99,897	80	0.32%	107,921	83	0.31%	118,373	86	0.29%
FHLB advances and other borrowings	357,102	1,883	2.11%	652,787	2,732	1.70%	303,846	994	1.31%
Subordinated debentures and subordinated notes payable	108,398	1,322	4.89%	108,358	1,207	4.52%	108,234	1,113	4.13%
Total borrowings	565,397	3,285	2.33%	869,066	4,022	1.88%	530,453	2,193	1.66%
Total interest-bearing liabilities	10,039,113	$19,745	0.79%	9,900,091	$16,680	0.68%	9,485,260	$11,671	0.49%
Noninterest-bearing liabilities	65,623			56,573			77,979
Stockholders' equity	1,796,066			1,770,117			1,715,460
Total liabilities and stockholders' equity	$11,900,802			$11,726,781			$11,278,699
Net interest spread			3.46%			3.43%			3.45%
Net interest income and net interest margin (FTE)		$106,401	3.97%		$102,169	3.92%		$99,042	3.92%
Less: Tax equivalent adjustment		1,729			1,616			2,154
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$104,672	3.91%		$100,553	3.86%		$96,888	3.84%

[1] Annualized for all partial-year periods.
[2] Interest income includes $0.9 million and $0.7 million for the third quarter of fiscal year 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the nine months ended:
	June 30, 2018			June 30, 2017
	Average Balance	Interest (FTE) ¹	Yield / Cost ²	Average Balance	Interest (FTE) ¹	Yield / Cost ²
	(dollars in thousands)
Assets
Interest bearing bank deposits	$71,915	$882	1.64%	$146,209	$728	0.67%
Investment securities	1,379,713	21,526	2.09%	1,386,190	19,719	1.90%
Non ASC 310-30 loans, net ³	9,042,253	329,416	4.87%	8,532,650	299,960	4.70%
ASC 310-30 loans, net	83,539	9,690	15.51%	120,138	7,522	8.37%
Loans, net	9,125,792	339,106	4.97%	8,652,788	307,482	4.75%
Total interest-earning assets	10,577,420	361,514	4.57%	10,185,187	327,929	4.30%
Noninterest-earning assets	1,161,618			1,150,838
Total assets	$11,739,038	$361,514	4.12%	$11,336,025	$327,929	3.87%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,808,110			$1,810,880
Interest-bearing deposits	5,972,877	$29,486	0.66%	5,673,929	$18,060	0.43%
Time deposits	1,386,921	10,630	1.02%	1,307,908	6,536	0.67%
Total deposits	9,167,908	40,116	0.59%	8,792,717	24,596	0.37%
Securities sold under agreements to repurchase	110,959	259	0.31%	124,249	298	0.32%
FHLB advances and other borrowings	509,822	6,682	1.75%	530,668	3,735	0.94%
Subordinated debentures and subordinated notes payable	108,357	3,699	4.56%	109,130	3,299	4.04%
Total borrowings	729,138	10,640	1.95%	764,047	7,332	1.28%
Total interest-bearing liabilities	9,897,046	$50,756	0.69%	9,556,764	$31,928	0.45%
Noninterest-bearing liabilities	66,225			89,770
Stockholders' equity	1,775,767			1,689,491
Total liabilities and stockholders' equity	$11,739,038			$11,336,025
Net interest spread			3.43%			3.42%
Net interest income and net interest margin (FTE) ¹		$310,758	3.93%		$296,001	3.89%
Less: Tax equivalent adjustment		4,910			6,477
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$305,848	3.87%		$289,524	3.80%

[1] Annualized for all partial-year periods.
[2] Interest income includes $2.1 million and $3.0 million for the first nine months of fiscal year 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$115,636	$107,125	$45,874	$40,532	$29,230	$37,662	$35,060
Add: Acquisition expenses, net of tax	—	440	—	—	—	—	—
Add: Deferred taxes revaluation	13,586	—	—	—	13,586	—	—
Adjusted net income	$129,222	$107,565	$45,874	$40,532	$42,816	$37,662	$35,060

Weighted average diluted common shares outstanding	59,134,635	59,065,402	59,170,058	59,146,117	59,087,729	59,914,144	59,130,632
Earnings per common share - diluted	$1.96	$1.81	$0.78	$0.69	$0.49	$0.64	$0.59
Adjusted earnings per common share - diluted	$2.19	$1.82	$0.78	$0.69	$0.72	$0.64	$0.59

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands except share and per share amounts)
Tangible net income and return on average tangible common equity:
Net income - GAAP	$115,636	$107,125	$45,874	$40,532	$29,230	$37,662	$35,060
Add: Amortization of intangible assets, net of tax	1,117	1,663	366	376	376	380	488
Tangible net income	$116,753	$108,788	$46,240	$40,908	$29,606	$38,042	$35,548

Average common equity	$1,775,767	$1,689,491	$1,796,066	$1,770,117	$1,761,127	$1,740,429	$1,715,460
Less: Average goodwill and other intangible assets	747,718	749,667	747,294	747,716	748,144	748,571	749,074
Average tangible common equity	$1,028,049	$939,824	$1,048,772	$1,022,401	$1,012,983	$991,858	$966,386
Return on average common equity *	8.7%	8.5%	10.2%	9.3%	6.6%	8.6%	8.2%
Return on average tangible common equity **	15.2%	15.5%	17.7%	16.2%	11.6%	15.2%	14.8%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$305,848	$289,524	$104,672	$100,553	$100,622	$99,672	$96,888
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Net interest income (FTE)	310,758	296,001	106,401	102,169	102,187	101,794	99,042
Add: Current realized derivative gain (loss)	(4,946)	(11,681)	(830)	(1,640)	(2,476)	(2,714)	(3,320)
Adjusted net interest income (FTE)	$305,812	$284,320	$105,571	$100,529	$99,711	$99,080	$95,722

Average interest-earning assets	$10,577,420	$10,185,187	$10,748,078	$10,571,300	$10,412,882	$10,283,401	$10,124,404
Net interest margin (FTE) *	3.93%	3.89%	3.97%	3.92%	3.89%	3.93%	3.92%
Adjusted net interest margin (FTE) **	3.87%	3.73%	3.94%	3.86%	3.80%	3.82%	3.79%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Interest income - GAAP	$324,506	$293,483	$112,760	$106,811	$104,935	$102,998	$98,724
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Interest income (FTE)	329,416	299,960	114,489	108,427	106,500	105,120	100,878
Add: Current realized derivative gain (loss)	(4,946)	(11,681)	(830)	(1,640)	(2,476)	(2,714)	(3,320)
Adjusted interest income (FTE)	$324,470	$288,279	$113,659	$106,787	$104,024	$102,406	$97,558

Average non ASC 310-30 loans	$9,042,253	$8,532,650	$9,220,931	$9,064,899	$8,840,929	$8,728,514	$8,550,349
Yield (FTE) *	4.87%	4.70%	4.98%	4.85%	4.78%	4.78%	4.73%
Adjusted yield (FTE) **	4.80%	4.52%	4.94%	4.78%	4.67%	4.65%	4.58%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$360,203	$337,998	$123,611	$119,295	$117,296	$114,412	$114,215
Add: Tax equivalent adjustment	4,910	6,477	1,729	1,616	1,565	2,122	2,154
Total revenue (FTE)	$365,113	$344,475	$125,340	$120,911	$118,861	$116,534	$116,369

Noninterest expense	$171,875	$161,312	$57,863	$59,144	$54,868	$55,332	$54,922
Less: Amortization of intangible assets	1,268	1,927	416	426	426	430	538
Tangible noninterest expense	$170,607	$159,385	$57,447	$58,718	$54,442	$54,902	$54,384
Efficiency ratio *	46.7%	46.3%	45.8%	48.6%	45.8%	47.1%	46.7%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the nine months ended:		At or for the three months ended:
	June 30, 2018	June 30, 2017	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(dollars in thousands except share and per share amounts)
Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,816,741	$1,732,983	$1,816,741	$1,788,698	$1,767,873	$1,755,000	$1,732,983
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible common equity	$1,069,612	$984,155	$1,069,612	$1,041,153	$1,019,902	$1,006,603	$984,155

Total assets	$12,009,048	$11,466,184	$12,009,048	$11,992,317	$11,806,581	$11,690,011	$11,466,184
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible assets	$11,261,919	$10,717,356	$11,261,919	$11,244,772	$11,058,610	$10,941,614	$10,717,356
Tangible common equity to tangible assets	9.5%	9.2%	9.5%	9.3%	9.2%	9.2%	9.2%

Tangible book value per share:
Total stockholders' equity	$1,816,741	$1,732,983	$1,816,741	$1,788,698	$1,767,873	$1,755,000	$1,732,983
Less: Goodwill and other intangible assets	747,129	748,828	747,129	747,545	747,971	748,397	748,828
Tangible common equity	$1,069,612	$984,155	$1,069,612	$1,041,153	$1,019,902	$1,006,603	$984,155

Common shares outstanding	58,911,563	58,761,597	58,911,563	58,896,189	58,896,189	58,834,066	58,761,597
Book value per share - GAAP	$30.84	$29.49	$30.84	$30.37	$30.02	$29.83	$29.49
Tangible book value per share	$18.16	$16.75	$18.16	$17.68	$17.32	$17.11	$16.75

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com